Exhibit 99.1

Contacts:	Tracey Noe (Media)	Shep Dunlap (Investors)
	1-847-943-5678	1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q3 2026 Results

Third Quarter Highlights1
Net Revenues +2.3%, Organic Net Revenues +2.1%, Volume/Mix +1.8%

Diluted EPS increased +78.9% to $1.02
Adjusted EPS was $0.78 which increased +5.5% on a constant currency basis

Year-to-date cash provided by operating activities was $2.6 billion and Free Cash Flow was $1.7 billion

Return of capital to shareholders was $2.8 billion through the third quarter of the year

    CHICAGO, Ill. – October 29, 2026 – Mondelēz International, Inc. (Nasdaq: MDLZ) today reported its third quarter 2026 results.

“We delivered strong third-quarter results, driven by broad based volume growth and robust share performance. We continue to see top- and bottom-line growth momentum across both developed and emerging markets, while significantly reinvesting in our brands, innovation, and distribution,” said Dirk Van de Put, Chairman and Chief Executive Officer. "We are resolute in delivering volume-led, compounding earnings growth that creates value for shareholders. We remain confident that our attractive categories, iconic brands, advantaged geographic footprint, and consumer-centric capabilities will sustain our performance for years to come.
Additionally, we are delighted to announce our recent agreement to acquire Undercover Snacks, a delicious, crunchy quinoa crisp line that highlights our continued expansion in the high-growth permissible indulgence segment. With chocolate and frosted varieties containing simple ingredients, Undercover Snacks is rapidly earning strong consumer preference and has a clear runway to expand household penetration and distribution.”

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q3 2026	% Chg vs PY	Q3 2026	Vol/Mix		Pricing
Quarter 3
Latin America	$1,387	12.0%	6.9%	0.8	pp	6.1	pp
Asia, Middle East & Africa	2,182	8.2	7.7	5.5		2.2
Europe	3,552	(3.3)	(2.1)	1.6		(3.7)
North America	2,846	1.1	1.6	—		1.6
Mondelēz International	$9,967	2.3%	2.1%	1.8	pp	0.3	pp
Emerging Markets	$4,072	4.9%	4.1%	2.2	pp	1.9	pp
Developed Markets	$5,895	0.5%	0.8%	1.5	pp	(0.7)	pp

September Year-to-Date	YTD 2026		YTD 2026
Latin America	$4,109	13.0%	6.8%	(0.6)	pp	7.4	pp
Asia, Middle East & Africa	6,457	10.3	8.7	5.5		3.2
Europe	10,800	1.5	(2.0)	(1.2)		(0.8)
North America	8,036	1.5	1.8	0.2		1.6
Mondelēz International	$29,402	4.9%	2.4%	0.6	pp	1.8	pp
Emerging Markets	$12,130	7.9%	4.9%	1.4	pp	3.5	pp
Developed Markets	$17,272	2.8%	0.8%	0.2	pp	0.6	pp

Operating Income and Diluted EPS

$ in millions, except per share data	Reported			Adjusted
	Q3 2026	vs PY (Rpt Fx)		Q3 2026	vs PY (Rpt Fx)		vs PY (Cst Fx)
Quarter 3
Gross Profit	$3,924	50.2%		$3,407	14.9%		14.0%
Gross Profit Margin	39.4%	12.6	pp	34.2%	3.8	pp
Operating Income	$1,758	136.3%		$1,384	18.2%		17.0%
Operating Income Margin	17.6%	10.0	pp	13.9%	1.9	pp
Net Earnings [2]	$1,305	75.6%		$992	4.5%		3.5%
Diluted EPS	$1.02	78.9%		$0.78	6.8%		5.5%

September Year-to-Date	YTD 2026			YTD 2026
Gross Profit	$10,713	34.3%		$9,680	6.3%		3.7%
Gross Profit Margin	36.4%	7.9	pp	32.9%	0.4	pp
Operating Income	$4,512	73.8%		$3,788	(1.0)%		(3.7)%
Operating Income Margin	15.3%	6.0	pp	12.9%	(0.8)	pp
Net Earnings [2]	$3,413	91.1%		$2,794	(2.2)%		(5.3)%
Diluted EPS	$2.66	94.2%		$2.18	(0.9)%		(4.1)%

Third Quarter Commentary

•Net revenues increased 2.3 percent driven by our underlying Organic Net Revenue growth of 2.1 percent and favorable currency-related items, partially offset by lapping prior year net revenue from a divestiture. Organic Net Revenue growth was driven by favorable volume/mix and higher net pricing.

•Gross profit increased $1,312 million, and gross profit margin increased 1260 basis points to 39.4 percent primarily driven by a favorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives and an increase in Adjusted Gross Profit1 margin, partially offset by incremental costs due to geopolitical conflicts. Adjusted Gross Profit increased $414 million at constant currency and Adjusted Gross Profit margin increased 380 basis points to 34.2 percent driven primarily by lower raw material costs, lower manufacturing costs driven by productivity, favorable volume/mix and higher net pricing.

•Operating income increased $1,014 million, and operating income margin was 17.6 percent, up 1000 basis points due primarily to a favorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives, higher Adjusted Operating Income1 margin and a favorable year-over-year change in acquisition-related items, partially offset by higher restructuring charges, higher intangible asset impairment charges, incremental costs due to geopolitical conflicts and higher costs incurred for the ERP System Implementation program. Adjusted Operating Income increased $199 million at constant currency and Adjusted Operating Income margin increased 190 basis points to 13.9 percent, driven primarily by lower raw material costs, lower manufacturing costs driven by productivity, higher net pricing and favorable volume/mix, partially offset by higher other selling, general and administrative expenses and higher advertising and consumer promotion costs.

•Diluted EPS was $1.02, up 78.9 percent, primarily driven by a favorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives, a favorable year-over-year change in acquisition-related items and lapping prior year pension participation charges. These favorable items were partially offset by lapping a prior year gain on equity method investment transactions, higher restructuring charges, higher costs incurred for the ERP System Implementation program, higher intangible asset impairment charges, lapping a prior year favorable resolution of tax matters and incremental costs due to geopolitical conflicts.

•Adjusted EPS was $0.78, up 5.5 percent on a constant currency basis. The increase in Adjusted EPS1 was driven by operating increases and fewer shares outstanding, partially offset by higher income tax, higher interest and other expense and lower equity method investment net earnings.

•Capital Return: The company returned $2.8 billion to shareholders in cash dividends and share repurchases in the first nine months of 2026.

2026 Outlook
Mondelēz International provides its outlook on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results, including future changes in foreign currency rates. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.
For 2026, the company reaffirms Organic Net Revenue growth of at least 2 percent and Adjusted EPS growth in the range of flat to 5 percent on a constant currency basis. The company also expects 2026 Free Cash Flow of approximately $3 billion. The company currently estimates currency translation would increase 2026 net revenue growth by approximately 1.5 percent3 and increase Adjusted EPS by $0.043.
Outlook is provided in the context of greater than usual volatility, including geopolitical, trade and regulatory uncertainty and commodity prices. This outlook does not reflect any potential tariff changes to United States-Mexico-Canada Agreement ("USMCA") compliant trade.
Conference Call
Mondelēz International will host a conference call for investors at 5 p.m. ET today. A listen-only webcast will be provided at www.mondelezinternational.com. An archive of the webcast will be available on the company’s web site.
About Mondelēz International
Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2025 net revenues of approximately $38.5 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, Ritz, LU, Clif Bar and Tate's Bake Shop biscuits and baked snacks, as well as Cadbury Dairy Milk, Milka and Toblerone chocolate. Mondelēz International is a proud member of the Dow Jones Best-in-Class North America and World Indices, formerly Dow Jones Sustainability Indices. Visit www.mondelezinternational.com or follow the company on X at x.com/MDLZ.
End Notes
1.Organic Net Revenue, Adjusted Gross Profit (and Adjusted Gross Profit margin), Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Free Cash Flow and presentation of amounts in both reported and constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.
2.Net earnings attributable to Mondelēz International.

3.Currency estimate is based on published rates from XE.com on October 22, 2026.

Additional Definitions
Emerging markets consist of the entire Latin America region; the Asia, Middle East and Africa region excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Russia, Ukraine, Türkiye, Kazakhstan, Georgia, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.
    Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia, Middle East and Africa region.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words, and variations of the words, “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “likely,” “estimate,” “anticipate,” “objective,” “predict,” “project,” “drive,” “seek,” “aim,” “target,” "remain," “potential,” “commitment,” “outlook,” “continue” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control and are amplified by ongoing macroeconomic volatility and uncertainty, including current and potential trade and tariff actions affecting the countries where we operate. Important factors that could cause our actual results or performance to differ materially from those contained in or implied by our forward-looking statements include, but are not limited to, the following:

•weakness and/or volatility in macroeconomic conditions in our markets, including as a result of inflation (and related monetary policy actions by governments in response to inflation) and the instability of certain financial institutions;

•risks from operating globally including geopolitical, trade, tariff and regulatory uncertainties affecting developed and emerging markets;
•volatility of cocoa and other commodity input costs, our ability to effectively hedge such costs and the availability of commodities;
•geopolitical uncertainty, including the impact of ongoing or new developments in Ukraine and the Middle East, related current and future sanctions imposed by governments and other authorities and related impacts, including on our business operations, employees, reputation, brands, financial condition and results of operations;
•competition and our response to channel shifts and pricing and other competitive pressures;
•pricing actions and customer and consumer responses to such actions;
•promotion and protection of our reputation and brand image;
•weakness in consumer spending and/or changes in consumer preferences and demand, including evolving health and wellness trends, and our ability to predict, identify, interpret and meet these changes;
•the outcome and effects on us of legal and tax proceedings and government investigations;
•use of information technology and third party service providers;
•unanticipated disruptions to our business, such as malware incidents, cyberattacks or other security breaches, and supply, commodity, labor and transportation constraints;
•our ability to identify, complete, manage and realize the full extent of the benefits, cost savings, efficiencies and/or synergies presented by strategic acquisitions and other transactions as well as other strategic initiatives, such as our ERP System Implementation program;
•our investments and our ownership interests in those investments;
•restructuring actions and other transformation initiatives not yielding the anticipated benefits;
•changes in the assumptions on which restructuring actions or other transformation initiatives are based;
•the impact of climate change on our supply chain and operations;
•global or regional health pandemics or epidemics;
•consolidation of retail customers and competition with retailer and other economy brands;
•changes in our relationships with customers, suppliers or distributors;
•management of our workforce and shifts in labor availability or labor costs;
•compliance with legal, regulatory, tax and benefit laws and related changes, claims or actions, including evolving and potentially inconsistent federal, state, local and foreign requirements regarding food ingredients, additives, labeling and marketing;
•perceived or actual product quality issues or product recalls, or changing consumer, media, governmental or scientific perceptions of our products or their ingredients;
•failure to maintain effective internal control over financial reporting or disclosure controls and procedures;

•our ability to protect our intellectual property and intangible assets;
•tax matters including changes in tax laws and rates, disagreements with taxing authorities and imposition of new taxes;
•changes in currency exchange rates, controls and restrictions;
•volatility of and access to capital or other markets, interest rates, the effectiveness of our cash management programs and our liquidity;
•pension costs;
•significant changes in valuation factors that may adversely affect our impairment testing of goodwill and intangible assets; and
•the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q.

There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Schedule 1
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(in millions of U.S. dollars and shares, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues	$9,967	$9,744	$29,402	$28,041
Cost of sales	(6,043)	(7,132)	(18,689)	(20,062)
Gross profit	3,924	2,612	10,713	7,979
Selling, general and administrative expenses	(2,012)	(1,795)	(5,929)	(5,231)
Asset impairments and exit costs	(128)	(41)	(194)	(45)
Gain on divestiture	—	—	1	—
Amortization of intangible assets	(26)	(32)	(79)	(107)
Operating income	1,758	744	4,512	2,596
Benefit plan non-service income/(expense)	27	(27)	85	(273)
Interest and other expense, net	(64)	(22)	(202)	(228)
Earnings before income taxes	1,721	695	4,395	2,095
Income tax provision	(424)	(137)	(1,016)	(521)
Gain/(loss) on equity method investment transactions	—	169	(3)	169
Equity method investment net earnings	11	19	48	54
Net earnings	1,308	746	3,424	1,797
less: Noncontrolling interest earnings	(3)	(3)	(11)	(11)
Net earnings attributable to Mondelēz International	$1,305	$743	$3,413	$1,786
Per share data:
Basic earnings per share attributable to Mondelēz International	$1.02	$0.57	$2.66	$1.38
Diluted earnings per share attributable to Mondelēz International	$1.02	$0.57	$2.66	$1.37

Schedule 2
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions of U.S. dollars)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$1,628	$2,125
Trade receivables	4,919	3,903
Other receivables	955	955
Inventories	4,441	4,419
Other current assets	1,845	1,549
Total current assets	13,788	12,951
Property, plant and equipment, net	10,620	10,667
Operating lease right-of-use assets	738	731
Goodwill	24,025	24,336
Intangible assets, net	19,346	19,628
Prepaid pension assets	1,281	1,220
Deferred income taxes	82	336
Equity method investments	694	667
Other assets	1,202	951
TOTAL ASSETS	$71,776	$71,487
LIABILITIES
Short-term borrowings	$3,653	$2,688
Current portion of long-term debt	1,739	1,295
Accounts payable	9,510	10,139
Accrued marketing	2,899	2,787
Accrued employment costs	1,032	1,000
Other current liabilities	3,566	3,955
Total current liabilities	22,399	21,864
Long-term debt	16,351	17,222
Long-term operating lease liabilities	591	599
Deferred income taxes	3,587	3,530
Accrued pension costs	351	422
Accrued postretirement health care costs	73	74
Other liabilities	1,765	1,885
TOTAL LIABILITIES	45,117	45,596
EQUITY
Common Stock	—	—
Additional paid-in capital	32,377	32,322
Retained earnings	37,876	36,413
Accumulated other comprehensive losses	(11,358)	(11,364)
Treasury stock, at cost	(32,287)	(31,533)
Total Mondelēz International Shareholders' Equity	26,608	25,838
Noncontrolling interest	51	53
TOTAL EQUITY	26,659	25,891
TOTAL LIABILITIES AND EQUITY	$71,776	$71,487

Schedule 3
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions of U.S. dollars)
(Unaudited)

	For the Nine Months Ended September 30,
	2026	2025
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$3,424	$1,797
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	1,040	1,006
Stock-based compensation expense	133	84
Deferred income tax provision/(benefit)	293	(158)
Asset impairments and accelerated depreciation	86	55
Gain on divestiture	(1)	—
Loss on equity method investment transactions	2	—
Equity method investment net earnings	(48)	(54)
Distributions from equity method investments	45	45
Unrealized (gain)/loss on derivative contracts	(1,091)	1,161
Contingent consideration adjustments	(44)	(26)
Other non-cash items, net	(30)	109
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables, net	(1,212)	(92)
Inventories	(89)	(967)
Accounts payable	(373)	(159)
Other current assets	261	(30)
Other current liabilities	352	(903)
Change in pension and postretirement assets and liabilities, net	(142)	249
Net cash provided by operating activities	2,606	2,117
CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(947)	(881)
Acquisitions, net of cash received	—	(15)
Proceeds from divestitures	1	4
Proceeds from derivative settlements	210	54
Payments for derivative settlements	(455)	(165)
Proceeds from investments	24	65
Proceeds from sales of property, plant and equipment and other	4	8
Net cash used in investing activities	(1,163)	(930)
CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issuances of commercial paper, maturities greater than 90 days	2,280	—
Repayments of commercial paper, maturities greater than 90 days	(1,564)	—
Net issuance of short-term borrowings	297	2,569
Long-term debt proceeds	1,074	1,594
Long-term debt repayments	(1,271)	(1,782)
Repurchases of Common Stock	(845)	(1,893)
Dividends paid	(1,927)	(1,842)
Other	4	8
Net cash used in financing activities	(1,952)	(1,346)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20)	225
Cash, cash equivalents and restricted cash:
(Decrease)/increase	(529)	66
Balance at beginning of period	2,195	1,400
Balance at end of period	$1,666	$1,466

Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
NON-GAAP FINANCIAL MEASURES

In discussing its financial results and guidance, the company presents the following financial measures that are not in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”): Organic Net Revenue growth, Adjusted Gross Profit, Adjusted Operating Income, Adjusted Earnings Per Share (“EPS”) and Free Cash Flow. The company also presents financial information, including certain of these non-GAAP financial measures, on a constant currency basis.

Management uses non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of business performance and as a factor in determining incentive compensation. The company believes that non-GAAP financial measures, when used in connection with results reported in accordance with U.S. GAAP, provide additional information to facilitate comparisons of our historical operating results and to enable a more comprehensive understanding of trends in our underlying operating results. The company also believes that presenting these measures allows investors to view the company's performance using the same measures that management and our Board of Directors use in evaluating the company’s business performance and trends. However, non-GAAP financial measures should be considered in addition to, and not as substitutes for, financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s primary non-GAAP financial measures and corresponding metrics, listed below, reflect how we evaluate our current and prior year operating results. As new events or circumstances arise, these definitions could change. When our definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions.

“Organic Net Revenue” is defined as net revenues (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of acquisitions, divestitures and currency-related items. The company believes that Organic net revenue reflects the underlying growth from the ongoing activities of our business and provides improved comparability of results. Organic Net Revenue growth is presented on a consolidated basis, for each of our segments and for our emerging markets and developed markets, and these underlying measures are also reconciled to the most comparable U.S. GAAP financial measures.

“Adjusted Gross Profit” is defined as gross profit (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of: restructuring charges, certain acquisition-related items, certain divestiture-related items, mark-to-market impacts from commodity and foreign currency derivative contracts economically hedging forecasted transactions, incremental costs due to geopolitical conflicts and certain operating costs from the ERP System Implementation program. The company also presents Adjusted Gross Profit margin, which is subject to the same adjustments as Adjusted Gross Profit. The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis.

“Adjusted Operating Income” is defined as operating income (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of: restructuring charges; intangible asset impairment charges; divestiture-related items; acquisition-related items; remeasurement of net monetary position of highly inflationary countries; mark-to-market impacts from commodity and foreign currency derivative contracts economically hedging forecasted transactions; resolution of tax matters; incremental costs due to geopolitical conflicts and operating costs from the ERP System Implementation program. The company also presents Adjusted Operating Income margin, which is subject to the same adjustments as Adjusted Operating Income. The company also evaluates growth in our Adjusted Operating Income on a constant currency basis.

“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International (the most comparable U.S. GAAP financial measure) from continuing operations excluding, when they occur, the impacts of the items listed in the Adjusted Operating Income definition as well as pension participation changes, initial impacts from enacted tax law changes and gains or losses on equity method investment transactions. The tax impacts of the items excluded from the company’s U.S. GAAP results were computed based on the facts and tax assumptions associated with each item, and such impacts have also been excluded from Adjusted EPS. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

“Free Cash Flow” is defined as net cash provided by operating activities (the most comparable U.S. GAAP financial measure) less capital expenditures. Free Cash Flow is the company’s primary measure used to monitor its cash flow performance.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable U.S. GAAP financial measures for the three and nine months ended September 30, 2026 and September 30, 2025. See Items Impacting Comparability of Operating Results below for more information about the items referenced in these definitions that specifically impacted the company’s results.
ITEMS IMPACTING COMPARABILITY OF FINANCIAL RESULTS
The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The company identifies these based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. The below items are adjusted for in the company’s non-GAAP financial measures to better facilitate comparisons of its underlying performance across periods, as they are highly variable or unusual and of a size that may substantially impact its reported operations for a period. In addition, the company discloses the impact of currency-related items on its financial results to reflect results on a constant currency basis. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Restructuring charges – Beginning in the fourth quarter of 2025, the company initiated new restructuring actions to reduce its cost structure and streamline its operations. The charges associated with those actions primarily relate to severance and other implementation costs. The company completed its previous Simplify to Grow Program in 2024. Following the completion of that earlier restructuring program, any adjustments to the liabilities for previously recorded charges, which were immaterial for each period presented, continue to be reflected within this item.

Intangible asset impairment charges – Reflects non-cash impairments of certain of the company's brands in connection with our indefinite-life intangible asset impairment testing.

Mark-to-market impacts from derivatives – The company excludes unrealized gains and losses (mark-to-market impacts) from commodity and foreign currency derivative contracts economically hedging forecasted transactions from its non-GAAP earnings measures. The mark-to-market impacts of those derivatives are excluded until the related gains or losses are realized. Since the company purchases commodity and foreign currency derivative contracts to mitigate price volatility primarily for inventory requirements in future periods, the company makes this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of its underlying operating performance across periods.

Acquisition-related items – Includes acquisition-related costs, acquisition integration costs, contingent consideration adjustments, inventory step-ups and gains from acquisitions. Acquisition-related costs include third-party advisor, investment banking and legal fees. Acquisition integration costs include costs related to the integration of operations from acquisitions. Contingent consideration adjustments include any changes made to contingent compensation liabilities for earn-outs related to acquisitions that do not relate to recurring employee compensation expense. Other acquisition-related items include incremental costs from inventory step-ups associated with acquired companies related to the fair market valuation of the acquired inventory and acquisition gains from the remeasurement of an existing noncontrolling investment to fair value when the company acquires a controlling interest in the investee.

Divestiture-related items – Includes operating results from divestitures, divestiture-related costs and gains or losses on divestitures. Divestitures may include sales of businesses, exits of major product lines upon completion of a sale or licensing agreement, or sales of equity method investments. Divestiture-related costs include costs incurred in relation to the preparation and completion of divestiture transactions (including one-time costs such as severance related to the elimination of stranded costs) as well as costs incurred associated with publicly announced processes to sell businesses.

Incremental costs due to geopolitical conflicts – Reflects impacts related to the ongoing conflicts in the Middle East and Ukraine. Includes costs related to conflict-related destruction of inventory, transportation surcharges, evacuation costs and committed compensation.

ERP System Implementation costs – In July 2024, the company's Board of Directors approved funding of $1.2 billion for a multi-year systems transformation program to upgrade the company global ERP and supply chain systems, which is comprised of both capital expenditures and operating expenses, of which a majority is expected to be operating expenses. The operating expenses associated with the ERP System Implementation represent incremental transformational costs above the normal ongoing level of spending on information technology to support operations. These expenses include third-party consulting fees, direct labor costs associated with the program, accelerated depreciation of our existing SAP financial systems and various other expenses, all associated with the implementation of our information technology upgrades. During the quarter ended September 30, 2026, the company completed the implementation of the new ERP system for our North America and Latin America segments, which was the first phase of the multi-phase global ERP implementation program. The new ERP systems for the remaining segments continue to be implemented in future phases, with expected completion by year-end 2028.

Remeasurement of net monetary position of highly inflationary countries – The company’s operations in Argentina, Türkiye, Egypt and Nigeria are currently accounted for as highly inflationary. The company excludes remeasurement gains and losses of the monetary assets and liabilities of its subsidiaries in highly inflationary economies and the realized gains and losses from derivatives that mitigate the foreign currency volatility related to the remeasurement of the respective monetary assets or liabilities from its non-GAAP earnings measures.

Pension participation changes – Consists of the charges incurred, primarily gains or losses from pension curtailments and settlements, including settlement losses from the full or partial buy-out of the company's pension plans, as well as costs incurred when employee groups are withdrawn from multiemployer pension plans. The company excludes these charges from its non-GAAP results because those amounts do not reflect the company's ongoing pension obligations.

Resolution of tax matters – Consists of the reversals and settlements of unusual and significant indirect tax matters. Due to the unique nature of these resolutions, the company believes it to be infrequent and therefore excludes it from our non-GAAP earnings measures to better facilitate comparisons of the company's underlying operating performance across periods.

Initial impacts from enacted tax law changes – Initial impacts from enacted tax law changes include items such as the remeasurement of deferred tax balances and transition taxes from tax reforms. The company excludes initial impacts from enacted tax law changes from the non-GAAP financial measures as they do not reflect the company's ongoing tax obligations under the enacted tax law.

Gains and losses on equity method investment transactions – The company excludes gains and losses from partial or full sales of equity method investments, as well as impairments or other non-routine transactions related to those investments.

Currency-related items – Management also evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company's non-GAAP measures presented on a constant currency basis exclude the effects of currency translation rate changes and extreme pricing increases in Argentina.
•Currency translation rate changes – the company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rates had not changed from the comparable prior year period. Therefore, currency translation rate changes are equal to current period local currency operating results multiplied by the change in average foreign currency exchange rates between the current fiscal period and the corresponding period of the prior fiscal year.
•Extreme Pricing – during December 2023, the Argentinean peso significantly devalued. The peso's devaluation and potential resulting distortion on the company's non-GAAP Organic Net Revenue, Organic Net Revenue growth and other constant currency growth rate measures resulted in our decision to exclude the impact of pricing increases in excess of 26% year-over-year ("extreme pricing") in Argentina, from these measures beginning in the first quarter of 2024. The benchmark of 26% represents the minimum annual inflation rate for each year over a 3-year period which would result in a cumulative inflation rate in excess of 100%, the level at which an economy is considered hyperinflationary under U.S. GAAP.

OUTLOOK
The company’s Organic Net Revenue growth, Adjusted EPS growth on a constant currency basis, Adjusted Interest Expense, Adjusted Effective Tax Rate and Free Cash Flow for full-year 2026 are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in currency exchange rates, intangible asset impairment charges, acquisitions and divestitures. Because GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the outlook. The company is not able to reconcile its projected Organic Net Revenue growth to its projected reported net revenue growth for the full-year 2026 because the company is unable to predict during this period the impacts from potential acquisitions or divestitures, as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile the projected Adjusted EPS growth on a constant currency basis, Adjusted Interest Expense and Adjusted Effective Tax Rate to the company's projected reported diluted EPS growth, reported interest and other expense, net, and reported effective tax rate, respectively, for full-year 2026 due to several factors, which could include: the company's ability to predict during this period mark-to-market impacts from commodity and foreign currency derivative contracts, impacts of any impairment charges that may arise in a future period and impacts from potential acquisitions or divestitures as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company's operations are outside the U.S. The company is not able to reconcile the projected Free Cash Flow to the projected net cash from operating activities for full-year 2026 because the company is unable to predict during this period the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amounts of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Schedule 4
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Revenues
(in millions of U.S. dollars)
(Unaudited)

	Latin America		AMEA		Europe		North America		Mondelēz International		Emerging Markets		Developed Markets
For the Three Months Ended September 30, 2026
Reported (GAAP)	$1,387		$2,182		$3,552		$2,846		$9,967		$4,072		$5,895
Currency-related items	(64)		(10)		45		4		(25)		(30)		5
Organic (Non-GAAP)	$1,323		$2,172		$3,597		$2,850		$9,942		$4,042		$5,900
For the Three Months Ended September 30, 2025
Reported (GAAP)	$1,238		$2,017		$3,674		$2,815		$9,744		$3,881		$5,863
Divestitures	—		—		—		(9)		(9)		—		(9)
Organic (Non-GAAP)	$1,238		$2,017		$3,674		$2,806		$9,735		$3,881		$5,854
% Change - Reported (GAAP)	12.0%		8.2%		(3.3)%		1.1%		2.3%		4.9%		0.5%
Divestitures	—	pp	—	pp	—	pp	0.3	pp	0.1	pp	—	pp	0.2	pp
Currency-related items	(5.1)		(0.5)		1.2		0.2		(0.3)		(0.8)		0.1
% Change - Organic (Non-GAAP)	6.9%		7.7%		(2.1)%		1.6%		2.1%		4.1%		0.8%
Vol/Mix	0.8	pp	5.5	pp	1.6	pp	—	pp	1.8	pp	2.2	pp	1.5	pp
Pricing	6.1		2.2		(3.7)		1.6		0.3		1.9		(0.7)

	Latin America		AMEA		Europe		North America		Mondelēz International		Emerging Markets		Developed Markets
For the Nine Months Ended September 30, 2026
Reported (GAAP)	$4,109		$6,457		$10,800		$8,036		$29,402		$12,130		$17,272
Currency-related items	(228)		(91)		(382)		(6)		(707)		(334)		(373)
Organic (Non-GAAP)	$3,881		$6,366		$10,418		$8,030		$28,695		$11,796		$16,899
For the Nine Months Ended September 30, 2025
Reported (GAAP)	$3,635		$5,854		$10,636		$7,916		$28,041		$11,242		$16,799
Divestitures	—		—		—		(30)		(30)		—		(30)
Organic (Non-GAAP)	$3,635		$5,854		$10,636		$7,886		$28,011		$11,242		$16,769
% Change - Reported (GAAP)	13.0%		10.3%		1.5%		1.5%		4.9%		7.9%		2.8%
Divestitures	—	pp	—	pp	—	pp	0.4	pp	0.1	pp	—	pp	0.2	pp
Currency-related items	(6.2)		(1.6)		(3.5)		(0.1)		(2.6)		(3.0)		(2.2)
% Change - Organic (Non-GAAP)	6.8%		8.7%		(2.0)%		1.8%		2.4%		4.9%		0.8%
Vol/Mix	(0.6)	pp	5.5	pp	(1.2)	pp	0.2	pp	0.6	pp	1.4	pp	0.2	pp
Pricing	7.4		3.2		(0.8)		1.6		1.8		3.5		0.6

Schedule 5a
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Gross Profit / Operating Income
(in millions of U.S. dollars) (Unaudited)

		Gross Profit	Operating Income
For the Three Months Ended September 30, 2026		Mondelēz International		Latin America		AMEA		Europe		North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items		Mondelēz International
Reported (GAAP)		$3,924		$170		$372		$339		$448	$543	$(88)	$(26)	$—		$1,758
Restructuring charges		1		3		—		42		10	—	—	—	—		55
Intangible asset impairment charges		—		—		—		38		26	—	—	—	—		64
Mark-to-market (gains)/losses from derivatives		(543)		—		—		—		—	(543)	—	—	—		(543)
Acquisition-related items		(1)		1		(46)		2		—	—	1	—	—		(42)
Divestiture-related items		1		—		—		—		—	—	—	—	—		—
Incremental costs due to geopolitical conflicts		19		—		5		17		—	—	—	—	—		22
ERP System Implementation costs		6		20		2		18		27	—	(1)	—	—		66
Remeasurement of net monetary position		—		2		(1)		3		—	—	—	—	—		4
Adjusted (Non-GAAP)		$3,407		$196		$332		$459		$511	$—	$(88)	$(26)	$—		$1,384
Currency-related items		(29)		(16)		(8)		7		—	—	2	1	—		(14)
Adjusted @ Constant FX (Non-GAAP)		$3,378		$180		$324		$466		$511	$—	$(86)	$(25)	$—		$1,370
% Change - Reported (GAAP)		50.2%		15.6%		86.9%		23.3%		(18.1)%	n/m	(100.0)%	18.8%	n/m		136.3%
% Change - Adjusted (Non-GAAP)		14.9%		29.8%		33.3%		53.0%		(6.4)%	n/m	(104.7)%	18.8%	n/m		18.2%
% Change - Adjusted @ Constant FX (Non-GAAP)		14.0%		19.2%		30.1%		55.3%		(6.4)%	n/m	(100.0)%	21.9%	n/m		17.0%
Reported Margin %		39.4%		12.3%		17.0%		9.5%		15.7%						17.6%
Reported Margin pp change	12.6	pp	0.4	pp	7.1	pp	2.0	pp	(3.7)	pp					10.0	pp
Adjusted Margin %		34.2%		14.1%		15.2%		12.9%		18.0%						13.9%
Adjusted Margin pp change	3.8	pp	1.9	pp	2.9	pp	4.7	pp	(1.5)	pp					1.9	pp

		Gross Profit	Operating Income
For the Three Months Ended September 30, 2025		Mondelēz International		Latin America		AMEA		Europe		North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items		Mondelēz International
Reported (GAAP)		$2,612		$147		$199		$275		$547	$(348)	$(44)	$(32)	$—		$744
Restructuring charges		(2)		(1)		—		(4)		(1)	—	—	—	—		(6)
Intangible asset impairment charges		—		3		12		18		—	—	—	—	—		33
Mark-to-market (gains)/losses from derivatives		348		—		—		—		—	348	—	—	—		348
Acquisition-related items		1		2		37		3		(21)	—	(3)	—	—		18
Divestiture-related items		(1)		—		—		—		—	—	—	—	—		—
ERP System Implementation costs		5		12		—		3		21	—	5	—	—		41
Remeasurement of net monetary position		1		4		1		5		—	—	(1)	—	—		9
Resolution of tax matters		—		(16)		—		—		—	—	—	—	—		(16)
Adjusted (Non-GAAP)		$2,964		$151		$249		$300		$546	$—	$(43)	$(32)	$—		$1,171
Reported Margin %		26.8%		11.9%		9.9%		7.5%		19.4%						7.6%
Adjusted Margin %		30.4%		12.2%		12.3%		8.2%		19.5%						12.0%

Schedule 5b
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Gross Profit / Operating Income
(in millions of U.S. dollars) (Unaudited)

		Gross Profit	Operating Income
For the Nine Months Ended September 30, 2026		Mondelēz International		Latin America		AMEA		Europe		North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items		Mondelēz International
Reported (GAAP)		$10,713		$485		$952		$1,015		$1,263	$1,097	$(222)	$(79)	$1		$4,512
Restructuring charges		1		6		—		88		16	—	1	—	—		111
Intangible asset impairment charges		—		—		—		38		26	—	—	—	—		64
Mark-to-market (gains)/losses from derivatives		(1,097)		—		—		—		—	(1,097)	—	—	—		(1,097)
Acquisition-related items		(1)		2		(30)		4		(12)	—	1	—	—		(35)
Divestiture-related items		1		—		—		—		—	—	—	—	(1)		(1)
Incremental costs due to geopolitical conflicts		37		—		22		18		—	—	—	—	—		40
ERP System Implementation costs		26		55		5		39		80	—	(5)	—	—		174
Remeasurement of net monetary position		—		5		2		13		—	—	—	—	—		20
Adjusted (Non-GAAP)		$9,680		$553		$951		$1,215		$1,373	$—	$(225)	$(79)	$—		$3,788
Currency-related items		(237)		(44)		(23)		(37)		(1)	—	2	3	—		(100)
Adjusted @ Constant FX (Non-GAAP)		$9,443		$509		$928		$1,178		$1,372	$—	$(223)	$(76)	$—		$3,688
% Change - Reported (GAAP)		34.3%		15.8%		17.1%		(18.9)%		(15.0)%	n/m	(42.3)%	26.2%	n/m		73.8%
% Change - Adjusted (Non-GAAP)		6.3%		22.3%		6.4%		(5.4)%		(6.0)%	n/m	(44.2)%	26.2%	n/m		(1.0)%
% Change - Adjusted @ Constant FX (Non-GAAP)		3.7%		12.6%		3.8%		(8.3)%		(6.1)%	n/m	(42.9)%	29.0%	n/m		(3.7)%
Reported Margin %		36.4%		11.8%		14.7%		9.4%		15.7%						15.3%
Reported Margin pp change	7.9	pp	0.3	pp	0.8	pp	(2.4)	pp	(3.1)	pp					6.0	pp
Adjusted Margin %		32.9%		13.5%		14.7%		11.3%		17.1%						12.9%
Adjusted Margin pp change	0.4	pp	1.1	pp	(0.6)	pp	(0.8)	pp	(1.4)	pp					(0.8)	pp

		Gross Profit	Operating Income
For the Nine Months Ended September 30, 2025		Mondelēz International		Latin America		AMEA		Europe		North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items		Mondelēz International
Reported (GAAP)		$7,979		$419		$813		$1,251		$1,486	$(1,110)	$(156)	$(107)	$—		$2,596
Restructuring charges		(3)		(2)		—		(8)		(1)	—	(1)	—	—		(12)
Intangible asset impairment charges		—		3		12		18		—	—	—	—	—		33
Mark-to-market (gains)/losses from derivatives		1,114		—		—		—		—	1,110	—	—	—		1,110
Acquisition-related items		(1)		7		64		3		(82)	—	(3)	—	—		(11)
Divestiture-related items		(2)		—		—		(7)		(1)	—	—	—	—		(8)
Incremental costs due to geopolitical conflicts		—		—		—		1		—	—	—	—	—		1
ERP System Implementation costs		18		34		3		11		59	—	4	—	—		111
Remeasurement of net monetary position		—		7		2		15		—	—	—	—	—		24
Resolution of tax matters		—		(16)		—		—		—	—	—	—	—		(16)
Adjusted (Non-GAAP)		$9,105		$452		$894		$1,284		$1,461	$—	$(156)	$(107)	$—		$3,828
Reported Margin %		28.5%		11.5%		13.9%		11.8%		18.8%						9.3%
Adjusted Margin %		32.5%		12.4%		15.3%		12.1%		18.5%						13.7%

Schedule 6a
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Tax Rate, Net Earnings and Diluted EPS
(in millions of U.S. dollars and shares, except per share data) (Unaudited)

For the Three Months Ended September 30, 2026	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes	Effective tax rate	Loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,758	$(27)	$64	$1,721	$424	24.6%	$—	$(11)	$3	$1,305	$1.02
Restructuring charges	55	—	—	55	11		—	—	—	44	0.04
Intangible asset impairment charges	64	—	—	64	16		—	—	—	48	0.04
Mark-to-market (gains)/losses from derivatives	(543)	—	—	(543)	(110)		1	—	—	(434)	(0.34)
Acquisition-related items	(42)	—	—	(42)	2		—	—	—	(44)	(0.03)
Incremental costs due to geopolitical conflicts	22	—	—	22	4		—	—	—	18	0.01
ERP System Implementation costs	66	—	—	66	17		—	—	—	49	0.04
Remeasurement of net monetary position	4	—	—	4	—		—	—	—	4	—
Pension participation changes	—	—	(2)	2	—		—	—	—	2	—
Adjusted (Non-GAAP)	$1,384	$(27)	$62	$1,349	$364	27.0%	$1	$(11)	$3	$992	$0.78
Currency-related items										(10)	(0.01)
Adjusted @ Constant FX (Non-GAAP)										$982	$0.77
Diluted Average Shares Outstanding											1,280
% Change - Reported (GAAP)										75.6%	78.9%
% Change - Adjusted (Non-GAAP)										4.5%	6.8%
% Change - Adjusted @ Constant FX (Non-GAAP)										3.5%	5.5%

For the Three Months Ended September 30, 2025	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes	Effective tax rate	Gain on equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$744	$27	$22	$695	$137	19.7%	$(169)	$(19)	$3	$743	$0.57
Restructuring charges	(6)	—	—	(6)	(1)		—	—	—	(5)	—
Intangible asset impairment charges	33	—	—	33	9		—	—	—	24	0.02
Mark-to-market (gains)/losses from derivatives	348	—	3	345	71		—	—	—	274	0.21
Acquisition-related items	18	—	—	18	(5)		—	—	—	23	0.02
ERP System Implementation costs	41	—	—	41	10		—	—	—	31	0.02
Remeasurement of net monetary position	9	—	—	9	—		—	—	—	9	0.01
Pension participation changes	—	(54)	(2)	56	14		—	—	—	42	0.03
Resolution of tax matters	(16)	—	16	(32)	(10)		—	—	—	(22)	(0.02)
Initial impacts from enacted tax law changes	—	—	—	—	1		—	—	—	(1)	—
Gain on equity method investment transactions	—	—	—	—	—		169	—	—	(169)	(0.13)
Adjusted (Non-GAAP)	$1,171	$(27)	$39	$1,159	$226	19.5%	$—	$(19)	$3	$949	$0.73
Diluted Average Shares Outstanding											1,296

Schedule 6b
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Tax Rate, Net Earnings and Diluted EPS
(in millions of U.S. dollars and shares, except per share data) (Unaudited)

For the Nine Months Ended September 30, 2026	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes	Effective tax rate	Loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$4,512	$(85)	$202	$4,395	$1,016	23.1%	$3	$(48)	$11	$3,413	$2.66
Restructuring charges	111	—	—	111	24		—	—	—	87	0.07
Intangible asset impairment charges	64	—	—	64	16		—	—	—	48	0.04
Mark-to-market (gains)/losses from derivatives	(1,097)	—	—	(1,097)	(223)		—	—	—	(874)	(0.68)
Acquisition-related items	(35)	—	—	(35)	(1)		—	—	—	(34)	(0.03)
Divestiture-related items	(1)	—	—	(1)	—		—	—	—	(1)	—
Incremental costs due to geopolitical conflicts	40	—	—	40	4		—	—	—	36	0.03
ERP System Implementation costs	174	—	—	174	45		—	—	—	129	0.10
Remeasurement of net monetary position	20	—	—	20	—		—	—	—	20	0.01
Pension participation changes	—	3	(6)	3	—		—	—	—	3	—
Initial impacts from enacted tax law changes	—	—	—	—	29		—	—	—	(29)	(0.02)
Gain on marketable securities	—	—	—	—	6		—	—	—	(6)	—
Loss on equity method investment transactions	—	—	—	—	—		(2)	—	—	2	—
Adjusted (Non-GAAP)	$3,788	$(82)	$196	$3,674	$916	24.9%	$1	$(48)	$11	$2,794	$2.18
Currency-related items										(88)	(0.07)
Adjusted @ Constant FX (Non-GAAP)										$2,706	$2.11
Diluted Average Shares Outstanding											1,284
% Change - Reported (GAAP)										91.1%	94.2%
% Change - Adjusted (Non-GAAP)										(2.2)%	(0.9)%
% Change - Adjusted @ Constant FX (Non-GAAP)										(5.3)%	(4.1)%

For the Nine Months Ended September 30, 2025	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes	Effective tax rate	Gain on equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$2,596	$273	$228	$2,095	$521	24.9%	$(169)	$(54)	$11	$1,786	$1.37
Restructuring charges	(12)	—	—	(12)	(3)		—	—	—	(9)	(0.01)
Intangible asset impairment charges	33	—	—	33	9		—	—	—	24	0.02
Mark-to-market (gains)/losses from derivatives	1,110	—	(1)	1,111	223		—	—	—	888	0.68
Acquisition-related items	(11)	—	—	(11)	(19)		—	—	—	8	0.01
Divestiture-related items	(8)	—	—	(8)	(1)		—	—	—	(7)	—
Incremental costs due to geopolitical conflicts	1	—	—	1	—		—	—	—	1	—
ERP System Implementation costs	111	—	—	111	28		—	—	—	83	0.06
Remeasurement of net monetary position	24	—	—	24	—		—	—	—	24	0.02
Pension participation changes	—	(336)	(7)	343	87		—	—	—	256	0.20
Resolution of tax matters	(16)	—	16	(32)	(10)		—	—	—	(22)	(0.02)
Initial impacts from enacted tax law changes	—	—	—	—	4		—	—	—	(4)	—
Gain on marketable securities	—	—	—	—	3		—	—	—	(3)	—
Gain on equity method investment transactions	—	—	—	—	—		169	—	—	(169)	(0.13)
Adjusted (Non-GAAP)	$3,828	$(63)	$236	$3,655	$842	23.0%	$—	$(54)	$11	$2,856	$2.20
Diluted Average Shares Outstanding											1,300

Schedule 7
Mondelēz International, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures Net Cash Provided by Operating Activities to Free Cash Flow (in millions of U.S. dollars) (Unaudited)

For the Nine Months Ended September 30,	2026	2025	$ Change
Net Cash Provided by Operating Activities (GAAP)	$2,606	$2,117	$489
Capital Expenditures	(947)	(881)	(66)
Free Cash Flow (Non-GAAP)	$1,659	$1,236	$423